As filed with the Securities and Exchange Commission on December 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOLECULIN BIOTECH, INC.

(Exact name of registrant as specified in its Charter)

Delaware	47-4671997
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950

Houston, TX 77007

713-300-5160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter V. Klemp

Chief Executive Officer

5300 Memorial Drive, Suite 950, Houston, TX 77007

713-300-5160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated December 23, 2025

PROSPECTUS

MOLECULIN BIOTECH, INC.

Up to 2,610,823 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to 2,610,823 shares of our common stock upon the exercise of certain warrants with an exercise price of $3.90 per share (the “Warrants”) issued to the Selling Stockholders in a warrant inducement transaction.

See “Prospectus Summary – December 2025 Warrant Inducement Offer” for additional information regarding the Warrants.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Stock Market and traded under the symbol “MBRX.” On December 22, 2025, the closing price of the common stock, as reported on Nasdaq was $4.01 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “MBRX,” the “Company” and similar designations refer to Moleculin Biotech, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

We are a late-stage pharmaceutical development company currently conducting a pivotal Phase 3 trial evaluating Annamycin (also known by its non-proprietary name "naxtarubicin") in combination with Cytarabine for the second line (2L) treatment of subjects with relapsed/refractory (R/R) acute myeloid leukemia (AML). This Phase 3 trial plans to have an interim unblinding of data upon the recruitment of the first 45 subjects and the readout of the data from the sites, expected shortly thereafter. We plan an additional unblinding on the first 90 subjects (includes the previously mentioned first 45 subjects). We believe such early visibility for a pivotal registration-enabling trial is highly unique in that stakeholders will receive preliminary safety and efficacy data in the “MIRACLE” trial (derived from Moleculin R/R AML AnnAraC Clinical Evaluation) within roughly one year of dosing the first subject. We have two additional portfolios of technologies for hard-to-treat cancers and viruses currently with clinical and preclinical research funded by investigators at academic institutions.

Recent Developments

December 2025 Warrant Amendments

On December 21, 2025, we entered into separate warrant amendment agreements (collectively, the “Warrant Amendment”) with the holders of our Series E warrants, Series F warrants, and Warrants. Pursuant to the Warrant Amendment, (A) the Series E warrants, Series F warrants, and Warrants were amended to reduce the exercise price of the warrants to $3.90 per share; and (B) the Series E warrants and Series F warrants were amended to delete the following sections immediately following the foregoing repricing: (i) a provision providing for the adjustment of the exercise price (and with respect to the Series E warrants, the number of shares issuable thereunder) of the Series E warrants and Series F warrants if we change the exercise or conversion price of any outstanding convertible securities to a price per share less than the exercise price of the Series E warrants and Series F warrants then in effect; and (ii) a provision providing for the adjustment of the exercise price (and with respect to the Series E warrants, the number of shares issuable thereunder) of the Series E warrants and Series F warrants if the price of our common stock after the completion of a share split, share dividend, share combination, recapitalization or other similar transaction is less than the exercise price of the Series E warrants and Series F warrants then in effect. In addition, the Warrant Amendment modified the definition of Black Scholes Value in the Series E warrants and Series F warrants.

December 2025 Warrant Inducement Offer

On December 9, 2025, we entered into warrant exercise inducement offer letters (the “Inducement Letters”) (i) with the holder of existing Series C warrants and Series D warrants to purchase an aggregate of up to 727,969 shares of common stock, pursuant to which the holder agreed to exercise the warrants at a reduced exercise price of $6.63 per share and (ii) with holders of certain existing Series F warrants to purchase up to 316,360 shares of common stock with an exercise price of $6.3219 per share (collectively, the exercised Series C warrants, Series D warrants, and Series F warrants, the “Existing Warrants”).

Pursuant to the Inducement Letters, the holders agreed to exercise the Existing Warrants, and we agreed to issue new warrants to purchase up to a number of shares of our common stock equal to 250% of the number of shares of our common stock underlying the exercised Existing Warrants, comprised of new Series G warrants to purchase up to 2,610,823 shares of our common stock (the “Warrants” and the shares of our common stock underlying the Warrants, the “Inducement Warrant Shares”) with an exercise term of five years from the initial exercise date.

Each Warrant has an exercise price of $3.90 per share, will be exercisable upon the receipt of shareholder approval of the issuance of the Inducement Warrant Shares (which approval has not yet been obtained as of the date of this prospectus), and may be exercised for a period of five years from such approval. If while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any common stock and/or common stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Warrants then in effect will be reduced to an amount equal to the new issuance price, subject to a floor price of $1.326 per share.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Warrants by the holders. The holder of a Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions (as defined in the Warrants), the holders of the Warrants will have the right to receive the Black-Scholes value of the Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

We agreed to file a registration statement on Form S-3 providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Warrants (the “Resale Registration Statement”), on or before January 8, 2026, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC by February 9, 2026 and to keep the Resale Registration Statement effective at all times until no Holders of the Warrants own any Inducement Warrant Shares. This prospectus forms a part of the Resale Registration Statement we agreed to file.

Nasdaq Compliance

As previously disclosed, on May 23, 2025, we received a letter from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified us that we did not comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that we maintain a minimum of $2.5 million in stockholders’ equity, and that we also did not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule.

The Staff had previously granted us an extension until November 19, 2025 to regain compliance with the Listing Rule. On November 20, 2025, we received a delist determination letter from the Staff (the “Nasdaq Notice”) advising us that the Staff had determined that we had not regained compliance with the Listing Rule. Accordingly, the Staff indicated that unless we requested a hearing panel (a “Panel”) appeal of the delist determination our securities would be delisted. We appealed the Nasdaq’s determination to a Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which stayed any suspension pending the Panel’s determination and any further extension the Panel may grant.

Reverse Split

At our annual meeting of stockholders completed on August 18, 2025, our stockholders approved an amendment to our amended and restated certificate of incorporation (the “Amendment”) to effect the reverse stock split at a ratio in the range of 1-for-2 to 1-for-30, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date as determined by the board of directors in its sole discretion prior to the one-year anniversary of the annual meeting.

Pursuant to such authority granted by our stockholders, our board of directors approved a one-for-twenty-five (1:25) reverse stock split (the “Reverse Stock Split”) of our common stock and the filing of the Amendment to effectuate the Reverse Stock Split. The Amendment was filed with the Secretary of State of the State of Delaware and the Reverse Stock Split became effective in accordance with the terms of the Amendment at 12:01 a.m. Eastern Time on December 1, 2025 (the “Effective Time”), and our common stock opened for trading on The Nasdaq Capital Market on December 1, 2025 on a post-split basis, under the existing ticker symbol “MBRX” but with a new CUSIP number 60855D408. The Amendment provides that, at the Effective Time, every twenty-five (25) shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.001.

Corporate Information

Our principal executive office is located at 5300 Memorial Drive, Suite 950, Houston, Texas 77007. Our website address is www.moleculin.com. Information contained in, or accessible through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 4 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein.

The Offering

Common stock offered by Selling Stockholders:	Up to 2,610,823 shares of common stock
Shares of common stock outstanding as of December 23, 2025:	3,079,229
Use of proceeds:

We will not receive any of the proceeds from any sale of the shares of common stock by the Selling Stockholders. We will receive proceeds only upon any cash exercises of the Warrants, if any. See “Use of Proceeds.”

Risk factors:

An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 4 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:

Our common stock is listed on the NASDAQ Stock Market under the symbol “MBRX”. There is no established public trading market for the Warrants, and a market will likely never develop. The Warrants are not and will not be listed for trading on the NASDAQ Stock Market, any other national securities exchange or other nationally recognized trading system.

RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a significant number of shares of our common stock relative to our outstanding shares. The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our common stock during the period the registration statement remains effective and could also adversely affect our ability to raise equity capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 2,610,823 shares of common stock underlying the Warrants, assuming all of the Warrants are exercised for cash at the initial exercise price of $3.90 per share, would result in gross proceeds to us of a maximum of $10.2 million.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the Warrants are exercisable. As a result, we may receive little or no cash proceeds from the exercise of the Warrants.

SELLING STOCKHOLDERS

The 2,610,823 shares of common stock being offered by the Selling Stockholders consist of 2,610,823 shares of common stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the Warrants, see “Prospectus Summary – December 2025 Warrant Inducement Offer” above. We are registering the shares of common stock in order to permit the Selling Stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of common stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder identified in the first column, based on its ownership of shares of common stock and warrants as of December 17, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders, which consists of the shares of common stock underlying the Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 3,079,229 shares of common stock outstanding as of December 23, 2025. All amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of December 23, 2025, and assume the full exercise of the Warrants, and other warrants, as applicable, held by the Selling Stockholders on that date, without regard to any limitations on exercises.

This prospectus covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants as if such Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the Warrants, and without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants held by the Selling Stockholders, a Selling Stockholder may not exercise such Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants that have not been exercised. The number of shares in the second and fourth column reflects this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot predict when or if the Selling Stockholders will exercise the Warrants, and following any such exercise, we do not know how long a Selling Stockholder will hold the shares before selling them. We currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock any Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholders, nor any persons having control over the Selling Stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities.

Column 1	Column 2	Column 3	Column 4
	Shares Beneficially Owned Prior to this Offering	Maximum Number of Shares to be Sold	Shares Beneficially Owned After this Offering
Name of Selling Stockholder		Pursuant in this Offering	Number of Shares	Percent of Class

District 2 Capital Fund LP (1)	149,000	197,725	156,375	4.9%
Bigger Capital Fund, LP (2)	149,000	197,725	156,375	4.9%
Armistice Capital Master Fund Ltd. (3)	314,357	1,819,923	364,999	7.3%
Hudson Bay Master Fund Ltd. (4)	149,000	395,450	166,334	4.9%

(1) District 2 Capital Fund LP (“District 2”) beneficially owns: (i) Warrants to purchase 197,725 shares of common stock; (ii) 5,000 shares of common stock; and (iii) additional warrants to purchase 522,663 shares of common stock. The securities may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of District 2. The Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(2) Bigger Capital Fund, LP (“Bigger Capital”) beneficially owns: (i) Warrants to purchase 197,725 shares of common stock and (ii) additional warrants to purchase 393,334 shares of common stock. The securities are directly held by and may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of Bigger Capital. All of the warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(3) Armistice Capital Master Fund Ltd. beneficially owns: (i) Warrants to purchase 1,819,923 shares of common stock; (ii) pre-funded warrants to purchase 364,999 shares of common stock; and (iii) additional warrants to purchase 1,203,502 shares of common stock. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99% (other than the pre-funded warrants which are subject to a beneficial ownership limitation of 9.99%), which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) Hudson Bay Master Fund Ltd. beneficially owns: (i) Warrants to purchase 395,450 shares of common stock and (ii) additional warrants to purchase 1,037,240 shares of common stock. All of the warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the Selling Stockholders to permit the resale of these shares of common stock by the Selling Stockholders and any of their pledgees, assignees and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

●     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●     block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●     an exchange distribution in accordance with the rules of the applicable exchange;

●     privately negotiated transactions;

●     settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●     broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●     through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●     a combination of any such methods of sale; and

●     any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this registration statement. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the Selling Stockholders, or the Selling Stockholders may be entitled to contribution.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.moleculin.com) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●       our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on March 21, 2025), as amended on Form 10-K/A (filed on April 18, 2025), and as further amended on Form 10-K/A (filed on April 30, 2025);

●       our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 13, 2025), June 30, 2025 (filed on August 12, 2025) and September 30, 2025 (filed on November 13, 2025);

●       our Current Reports on Form 8-K filed on February 10, 2025; February 13, 2025; February 26, 2025; April 9, 2025; April 25, 2025; May 9, 2025; May 23, 2025; June 4, 2025; June 18, 2025; June 23, 2025; June 27, 2025; July 11, 2025; August 18, 2025; August 27, 2025; August 29, 2025 (other than Item 7.01 thereof); October 16, 2025; November 21, 2025; November 28, 2025; December 10, 2025; December 16, 2025; and December 22, 2025;

●       our Definitive Proxy Statement on Schedule 14A filed on July 8, 2025; and

●       the description of our common stock, par value $0.001 per share contained in Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 24, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Moleculin Biotech, Inc.

5300 Memorial Drive, Suite 950

Houston, Texas 77007

Attention: Corporate Secretary

713-300-5160

The documents incorporated by reference may be accessed at our website at www.moleculin.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Moleculin Biotech, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,442
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and miscellaneous expenses	$5,000
Total	$26,442

Item 15. Indemnification of Officers and Directors

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Moleculin Biotech, Inc. (“MBI”) authorize it to indemnify directors, officers, employees and agents of MBI against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action, suit or proceeding, if the party to be indemnified acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of MBI, and, with respect to any criminal action or proceeding, such party had no reasonable cause to believe his or her conduct was unlawful. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of MBI also authorize it to indemnify directors, officers, employees and agents of MBI who are or were a party to or threatened to be a party to, any threatened, pending, or completed action or suit by or in the right of MBI to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of MBI or of another entity at the request of MBI, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of MBI.

The Amended and Restated Bylaws also permit MBI to enter into indemnity agreements with its employees and agents. MBI has entered into such agreements with its directors and officers and may in the future enter into such agreements with other employees or agents. These agreements, together with the Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation, may require MBI, among other things, to indemnify employees or agents against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

MBI’s Amended and Restated Certificate of Incorporation provides that directors shall have no personal liability to MBI or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to MBI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

MBI currently has directors’ and officers’ liability insurance. Delaware General Corporation Law (“DGCL”), Section 145, and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of MBI provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, MBI has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of the DGCL, the registrant’s certificate of incorporation and the registrant’s bylaws provide for indemnification of and advancement of expenses to the registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant’s company or is or was serving at the registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits

Exhibit Number	Description

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 10, 2025).

5.1*	Opinion of ArentFox Schiff LLP

23.1*	Consent of Grant Thornton LLP

23.3*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on December 23, 2025.

MOLECULIN BIOTECH, INC.

By:	/s/ Walter V. Klemp
Walter V. Klemp
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Walter V. Klemp and Jonathan P. Foster, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer, President and Director	December 23, 2025
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	December 23, 2025
(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert George
Robert George	Director	December 23, 2025

/s/ Michael Cannon
Michael Cannon	Director	December 23, 2025

/s/ John Climaco
John Climaco	Director	December 23, 2025

/s/ Elizabeth Cermak
Elizabeth Cermak	Director	December 23, 2025

/s/ Joy Yan
Joy Yan	Director	December 23, 2025